Exhibit 99.1

NOMAD Power Solutions Appoints Michael Hilmer Executive Chairman

Advisor steps in to lead NOMAD’s next phase of growth in distribution and Energy-as-a-Service

BOCA RATON, Fla., Nov. 9, 2026 — NOMAD Power Solutions, Inc. (“NOMAD” or the “Company”) (Nasdaq: NMAD), a provider of transportable, utility-grade battery energy storage systems through its wholly owned subsidiary NOMAD Transportable Power Systems, today announced the appointment of Michael Hilmer, an advisor to the Company, as Executive Chairman, effective immediately.

Mr. Hilmer has advised NOMAD on its growth, finance and leasing strategy and now takes the reins to accelerate global expansion, working alongside the existing Board of Directors and leadership team. His mandate is to support the expansion of NOMAD’s distribution footprint and help scale its Energy-as-a-Service model – pairing NOMAD’s equipment with financing, remote monitoring and field service under long-term, recurring-revenue agreements.

“The NOMAD team has done tremendous work developing this market and building a strong backlog, and we’re seeing incredible global demand for NOMAD systems,” Mr. Hilmer said. “We want to give customers more choices in how they acquire NOMAD systems. The Board of Directors and I all share a vision for highly scalable growth, with the customer at the center of everything we do.”

Mr. Hilmer succeeds Geordan Pursglove, who is leaving NOMAD to pursue other interests.

“Michael has been a trusted advisor to NOMAD, and he understands both our technology and the financial structures our customers need to adopt it at scale,” said John Travaglini, Director, NOMAD Power Solutions, and President, NOMAD Transportable Power Systems. “As demand for transportable power accelerates across utilities, data centres and industrial markets, his experience building dealer networks, financing platforms and field service organizations is exactly what we need to scale our distribution and Energy-as-a-Service model. I look forward to working closely with him as we enter NOMAD’s next phase of growth. We thank Geordan for his commitment and leadership.”

Experience

Mr. Hilmer is a serial entrepreneur and capital markets executive whose experience spans corporate structurings, financings, M&A, joint ventures and go-public transactions. He has built several successful companies, completed more than a dozen M&A transactions and taken multiple companies public. He has served on public and private company boards in Canada and the United States.

As a founder and CEO, he raised well over $1 billion to fund energy-efficient home equipment through lease and loan programs, building the dealer networks, credit and structured finance platforms behind them.

Earlier in his career, Mr. Hilmer built and operated network operations centers (NOCs) and device management centers, along with the field service, support and service-level management organizations needed to keep large fleets of distributed equipment performing to contract. That operating experience maps directly to NOMAD’s model: units deployed across many sites, monitored remotely, serviced in the field and financed over their life.

About NOMAD Power Solutions, Inc.

NOMAD Power Solutions, Inc., through its wholly owned subsidiary NOMAD Transportable Power Systems, provides transportable, utility-grade battery energy storage systems. The company’s mobile battery energy storage system (BESS) platforms deliver rapidly deployable, scalable energy solutions for electric utilities, data centers, commercial and industrial customers, emergency response, renewable energy integration, and grid modernization. By mobilizing energy storage, NOMAD enables customers to deploy power where and when it is needed without waiting for permanent infrastructure.

For more information, please visit https://ir.nomadpower.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about customer demand, requests for proposal and Total Proposal Value Requested, forecasted orders, production and supply-chain capacity, new product platforms and timing, deposit-backed orders, investment tax credits and peak-shaving benefits, financing partnerships, international expansion, and future financial performance. Words such as “expects,” “plans,” “intends,” “will,” “anticipates” and similar expressions identify these statements. They are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including whether requests for proposal result in orders, whether deposit-backed orders are delivered and recognized as revenue, the availability and applicability of tax credits and other energy incentives, the availability of customer financing, manufacturing and supply-chain capacity, certification timelines, competition, access to capital and the other risks described in NOMAD’s filings with the Securities and Exchange Commission. NOMAD undertakes no obligation to update these statements except as required by law.

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